UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2022

Vicapsys Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-56145	91-1930691
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7778 Mcginnis Ferry Rd. #270

Suwanee, GA 30024

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 891-8033

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2022, the Board of Directors (the “Board”) of Vicapsys Life Sciences, Inc. (the “Company”) appointed Federico Pier as Chief Executive Officer of the Company. Mr. Pier has served as Interim Chief Executive Officer since August 2020, and as Executive Chairman of the Board since May 2019.

Mr. Pier, age 54, was appointed as the Executive Chairman of the Board in May 2019, and has served as the Company’s Interim Chief Executive Officer since August 2020. He is the Managing Director of YPH, LLC, a multifamily office investing in life sciences, energy, and technology. Mr. Pier has more than 25 years of experience in reverse mergers, structured finance, convertible debt and straight equity. He previously as a Senior Director at Oppenheimer & Co. and Managing Director at Bear Stearns. He holds a Bachelors’ degree from the University of North Texas and an MBA from the Graduate School of Management at the University of Dallas.

Item 8.01. Other Events.

On April 12, 2022, the Company issued a press release regarding Mr. Pier’s appointment as Chief Executive Officer, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of the registrant issued on April 12, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vicapsys Life Sciences, Inc

Date: April 12, 2022	/s/ Federico Pier
Federico Pier
Chief Executive Officer